Exhibit 99.1

INTELIDATA TECHNOLOGIES CORPORATION

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders, [________], 2005

The undersigned hereby appoints Alfred S. Dominick, as proxy, with full power to appoint his substitute or delegate and hereby authorizes such person, acting individually, to represent and to vote as specified on the reverse side of this proxy card all of the shares of common stock of InteliData Technologies Corporation which the undersigned may be entitled to vote at the annual meeting of stockholders to be held on [___], 2005 and at any postponement or adjournment of the meeting; and in the discretion of the proxy, his substitute or delegate, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND UNLESS MARKED “AGAINST” OR “ABSTAIN” WITH RESPECT TO PROPOSALS 1, 3 AND 4, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 3 AND 4.

(Continued and to be signed on reverse side.)

Annual Meeting of Stockholders
INTELIDATA TECHNOLOGIES CORPORATION

__________, 2005

Please date, sign and mail your
proxy card in the envelope provided
as soon as possible!

1.	Approval of the Agreement and Plan of Merger, dated March 31, 2005, by and among Corillian Corporation, Wizard Acquisition Corporation and InteliData Technologies Corporation.

____ FOR            ____ AGAINST            ____ ABSTAIN

2.	To elect two (2) class III directors and one (1) class II member to the Board of Directors.

____ FOR all nominees                      ____ WITHHOLD authority for all nominee(s)

Nominees:	Class III
Alfred S. Dominick, Jr.
Patrick F. Graham

Class II
Michael E. Jennings

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person’s name below:

3.	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2005.

____ FOR                      ____ AGAINST                      ____ ABSTAIN

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as adjournment or postponement to solicit additional proxies in favor of the proposal to approve the merger agreement.

____ FOR                      ____ AGAINST                      ____ ABSTAIN

Signature ______________________________ Date __________________

Signature, if share held jointly ____________________________________ Date __________________

Instruction:	Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.